Consent of Independent Certified Public Accountants                 Exhibit 23.2






We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated January 19, 2000, which appears in the Annual Report on Form 10-K of First National Corporation and subsidiary for the year ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.



/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
April 4, 2000